Exhibit 10.2

First Amendment to Master Lease Agreement

This First Amendment to Master Lease Agreement (this “Amendment”), made as of April 15, 2021, by MCZ/CENTRUM FLAMINGO II, L.L.C., a Delaware limited liability company, as landlord (“Landlord”), and FLAMINGO NORTH LESSEE, LLC, a Delaware limited liability company, as tenant (“Tenant”).

W IT N E S S E T H:

WHEREAS, pursuant to that certain Master Lease Agreement, dated as of December 15, 2020 between Landlord and Tenant (the “Lease”), Landlord did demise and let to Tenant, and Tenant did hire and take from Landlord, the Property, as defined in the Lease;

WHEREAS, concurrently with the execution of this Amendment, Tenant, as borrower, is closing on a loan with ATHENE ANNUITY & LIFE ASSURANCE COMPANY (together with its successors and assigns, the “Lender”), in the maximum committed principal amount of up to

$150,000,000 (the “Loan”) to finance a portion of the redevelopment of the Property by Tenant contemplated under the Lease, which Loan is evidenced, secured and governed by the Loan Agreement dated as of the date hereof between Lender and Tenant and the other Loan Documents (as defined in the Loan Agreement), including without limitation the Security Instrument (as defined in the Loan Agreement);

WHEREAS, it is a condition to Lender’s willingness to make the Loan to Tenant that Landlord and Tenant amend the Lease pursuant to the terms of this Amendment; and

WHEREAS, Landlord and Tenant will each receive economic benefit from the redevelopment of the Property with the proceeds of the Loan.

NOW, THEREFORE, for good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the Landlord and Tenant agree that the Lease is hereby modified, amended and supplemented as follows:

1.Landlord hereby acknowledges that Lender is a “Leasehold Mortgagee” and the Security Instrument is a “Leasehold Mortgage”, in each case for all purposes of the Lease, and shall be entitled to all of the rights and remedies of a “Leasehold Mortgagee” thereunder.

2.In addition to the rights of Lender as a “Leasehold Mortgagee” under the Lease (including, without limitation, Section 14 of the Lease), until such time as all amounts secured by the Leasehold Mortgage have been paid in full, anything contained in the Lease to the contrary notwithstanding, the following shall apply:

A.Landlord, upon serving Tenant with any notice of default hereunder or under the provisions of, or with respect to, the Lease, shall also serve a copy of such notice upon Lender in the same manner as required by the Lease for notices to Tenant at the following address:

Exhibit 10.2

Athene Annuity & Life Assurance Company c/o Apollo Insurance Solutions Group LP 2121 Rosecrans Ave, Suite 5300

El Segundo, CA 90245 Attention: Daniel Brown

With copies to:

Apollo Insurance Solutions Group LP 2121 Rosecrans Ave, Suite 5300

El Segundo, CA 90245

Attention: Angelo Lombardo, Esq.

Apollo Insurance Solutions Group LP 9 West 57th Street, Floor 15

New York, New York 10019 Attention: Jay A. Jablonski Email: jjablonski@apollo.com

Apollo Global Management – Real Estates Team 9 West 57th Street

New York, New York 10019 Attention: Ben Gray and Tyler Fenton

Email: bgray@apollo.com and tfenton@apollo.com

Gibson, Dunn & Crutcher LLP 200 Park Avenue

New York, New York 10166 Attention: Noam I. Haberman, Esq. Email: NHaberman@gibsondunn.com

B.In the event that Tenant shall be in default under the Lease, other than a Personal Default (as defined herein), Lender shall have the right, but not the obligation, to remedy such default, or cause the same to be remedied, within sixty (60) days after the expiration of all applicable grace or cure periods as provided to Tenant in the Lease. If such default cannot be remedied during such sixty (60) day period, then Lender shall have such period of time as is reasonably necessary to remedy such default (not to exceed ninety

(90) days in the aggregate unless possession by Lender is required to cure the default), provided Lender has commenced to cure such default (and the commencement of enforcement of remedies under the Security Instrument or the Pledge Agreement (as defined in the Loan Agreement) shall be deemed to be a commencement of a cure) within such sixty (60) day period, subject to any limitations on Lender’s ability to do so as a result of any government restrictions on foreclosures, force majeure events, bankruptcy or other insolvency proceedings, or other matters outside the control of Lender which prevent (or, based on advice of counsel, are inadvisable as a result of potential lender liability) Lender

Exhibit 10.2

from commencing an exercise of remedies (individual and/or collectively, as the context may require, a “Tolling Event”), in which case such sixty (60) day period shall be tolled for the duration of any such Tolling Event, (or, if possession of the Property is required to cure, Lender is, subject to any delays resulting from a Tolling Event, diligently pursuing its remedies to obtain possession and thereafter cures such default within sixty (60) days from obtaining possession) and continues to diligently prosecute the same. Any Personal Default or monetary default relating to the payment of rent shall be deemed cured whether or not such default is cured, but as to Lender only and not as to Tenant. Landlord shall accept such performance by or at the instance of Lender as if the same had been made by Tenant. A “Personal Default” is a default that (a) cannot be cured by the payment of money or performance of maintenance, repair, or construction work or (b) is otherwise not readily susceptible to cure by a party other than Tenant.

C.Notwithstanding anything in the Lease to the contrary, if, pursuant to the provisions of the Lease or as a matter of law, Landlord shall have the right to terminate the Lease, then Landlord shall take no action to terminate the Lease without first giving to Lender written notice of such right and an opportunity to cure as set forth in subsection (B) above. The time of the Lender to cure any default by Tenant which reasonably requires that Lender be in possession of the Property to do so (and it shall be deemed reasonably necessary to acquire possession of the Property if Lender is advised by counsel that it is prudent to do so to avoid lender liability claims), or the time for Lender to obtain Tenant’s interest in the Property in order to elect to enter into a new lease with Landlord as provided in subsection (D) below, shall be deemed extended to include the period of time required by Lender to obtain such possession or obtain Tenant’s interest in the Property (by foreclosure or otherwise) with due diligence (and in each case, such period of time shall be tolled for the duration of any Tolling Event); provided, that Lender shall have delivered to Landlord within sixty (60) days of Lender’s receipt of notice from Landlord of its right to terminate the Lease as set forth in this section, notice of Lender’s intent to cure outstanding defaults reasonably requiring possession of the Property and which are reasonably susceptible of being cured by Lender (excluding, for the avoidance of doubt, any Personal Defaults or monetary default relating to the payment of rent).

D.If the Lease is terminated in accordance with the terms of the Lease and the terms of this Amendment, Landlord shall give prompt written notice thereof to Lender. On written request of Lender made at any time within ninety (90) days after the receipt of such termination notice, Landlord shall, within ninety (90) days thereof, enter into a new lease ("New Lease") of the Property including all improvements thereon with Lender, its designee, or any Subsequent Owner (as defined below), for the remainder of the term of the Lease upon all of the covenants, conditions, limitations and agreements contained in the Lease solely to the extent arising from and after the date of such New Lease. “Subsequent Owner” means any individual or entity that acquires title to or control or possession of the Property or Tenant (or any part thereof) as a result of an exercise of remedies under the Loan Documents (including, without limitation, through a foreclosure of the Security Instrument or the Pledge Agreement or an assignment in lieu thereof (together with any successors or assigns thereof), including, without limitation, (i) Lender,

(ii)	any purchaser of the Property (or any part thereof) or the interest in Tenant from Lender,
(iii)	any purchaser of the Property (or any part thereof) or the interest in Tenant at a

Exhibit 10.2

foreclosure on the Security Instrument or at a UCC sale, or (iv) any court appointed receiver of the Property (or any part thereof).

E.In the event of any proceeding involving Landlord or Tenant under the United States Bankruptcy Code (Title 11 U.S.C.) as now or hereafter in effect:

(a)If the Lease is rejected in connection with a bankruptcy proceeding by Tenant or a trustee in bankruptcy (or other party to such proceeding) for Tenant, such rejection shall be deemed an assignment by Tenant to the Lender of the Property and all of Tenant’s interest under this Lease, and this Lease shall not terminate and the Lender shall have all rights of the Tenant as if such bankruptcy proceeding had not occurred, unless Lender shall reject such deemed assignment by notice in writing to Landlord within ninety (90) days following rejection of this Lease by Tenant or Tenant’s trustee in bankruptcy. If any court of competent jurisdiction shall determine that this Lease shall have been terminated notwithstanding the terms of the preceding sentence as a result of rejection by Tenant or the trustee in connection with any such proceeding, the rights of Lender to a new lease from Landlord pursuant to Section 2(D) hereof shall not be affected thereby.

(b)In the event of a proceeding involving Landlord under the Bankruptcy Code:

(i)In the event the bankruptcy trustee, Landlord (as debtor-in- possession) or any party to such proceeding seeks to reject the Lease pursuant to United States Bankruptcy Code §365(h)(1), Tenant shall not have the right to treat this Lease as terminated except with the prior written consent of Lender and the right to treat this Lease as terminated in such event shall be deemed assigned to Lender, whether or not specifically set forth in the Leasehold Mortgage, so that the concurrence in writing of Tenant and the Lender shall be required as a condition to treating this Lease as terminated in connection with such proceeding.

(ii)Unless this Lease is treated as terminated in accordance with subsection 2.E.(b)(i) above, then this Lease shall continue in effect upon all the terms and conditions set forth herein, including rent, but excluding requirements that are not then applicable or pertinent to the remainder of the term of this Lease. The lien of the Leasehold Mortgage shall extend to the continuing possessory rights of Tenant following such rejection with the same priority as it would have enjoyed had such rejection not taken place.

F.In the event that Lender (or its designee) or a Subsequent Owner succeeds to (y) the interests of the Tenant under the Lease by reason of a foreclosure of the Security Instrument or a conveyance in lieu thereof (whether voluntary or by operation of law) or

(z) the interests in Tenant by reason of a foreclosure of the Pledge Agreement or a conveyance in lieu thereof (whether voluntary or by operation of law) (either event describe in the foregoing clauses (y) and (z) shall be referred to hereinafter as a “Foreclosure Event”), then (a) Lender (or its designee) or such Subsequent Owner shall be bound to Landlord under all of the terms, covenants and conditions of the Lease for the balance of

Exhibit 10.2

the term thereof remaining, but shall not be required to cure any defaults of Tenant under the Lease arising prior to the date of such Foreclosure Event (and Landlord agrees to look solely to the constituent members of Tenant and their respective Affiliates (as Tenant was constituted prior to the date of such Foreclosure Event) for the payment or performance of any defaults or other obligations (including, without limitation, any indemnification obligation) arising under the Lease prior to such date, (b) Lender (or its designee) or such Subsequent Owner shall attorn to Landlord, as its landlord, (c) Landlord shall recognize and accept such attornment and the Lease shall continue as a direct lease between Landlord and Lender (or its designee) or such Subsequent Owner, subject to and in accordance with the terms thereof and hereof, and (d) all restrictions on transfers and assignments by the “Tenant” under the Lease shall become void and without further force or effect. The foregoing attornment and recognition shall be effective and self-operative without the execution of any further instruments by Landlord, provided that neither Lender (or its designee) nor any Subsequent Owner shall be obligated to pay any rent to Landlord until Lender (or its designee) or such Subsequent Owner has succeeded to Tenant’s interest under the Lease.

G.Any notice or other communication which Landlord shall desire or is required to give to or serve upon Lender shall be in writing and shall be served by certified mail, return receipt requested, except that such notice shall be delivered to Lender at the address set forth above or as otherwise designated by Lender in writing to Landlord. Any notice or other communication which the Lender shall desire or is required to give to or serve upon Landlord shall be deemed to have been duly given or served if sent to Landlord in accordance with the provisions of the Lease at the address set forth therein.

H.No union of the interests of Landlord and Tenant shall result in a merger of the Lease into any superior leasehold interest or the fee interest in the Property.

I.Landlord and Tenant acknowledge and agree that (a) for so long as the Lease or any New Lease shall be in effect, Tenant (or the holder of Tenant’s interest in the Lease or any New Lease) shall own any and all improvements, buildings and equipment on the Property, and (b) from and after a Foreclosure Event, Lender (or its designee) shall own any and all improvements, buildings and equipment on the Property.

J.Landlord hereby consents to Tenant’s grant, if any, to Lender of a security interest in the personal property owned by Tenant and located at the Property and a collateral assignment of subleases by Tenant of all or any portion of the Property and the rents, issues and profits therefrom, if any. Landlord agrees that (y) unless and until the Lease is terminated, and in the absence of a New Lease, and (z) from and after a Foreclosure Event, Landlord shall have no interest in such personal property or subleases, as the case may be, whether granted pursuant to the Lease or by statute.

K.Landlord shall not assign or transfer to an unaffiliated third party, or encumber or hypothecate, its interest in the Lease or the fee estate in the Property, without the prior written consent of the Lender.

Exhibit 10.2

L.Except as otherwise expressly set forth herein (including without limitation the provisions of Section 2(D) of this Amendment), no cancellation, termination, surrender, acceptance of surrender, amendment, or modification of the Lease shall be made by Landlord or Tenant and no consent by Tenant under the Lease shall be issued, in each case without Lender’s prior written consent, and unless such prior written consent is obtained, any such action shall be null and void and of no force or effect. The foregoing shall not be deemed to limit the rights of Landlord to terminate the Lease if Tenant shall be in default under the Lease beyond any applicable notice and cure period (excluding, for the avoidance of doubt, with respect to defaults which are deemed cured hereunder) and Lender shall not have proceeded to cure such default pursuant to the terms of Section 2(B) and Section 2(C) of this Amendment; provided, that any such termination of the Lease shall not vitiate Lender’s right to a New Lease pursuant to the terms of Section 2(D) of this Amendment.

M.Notwithstanding anything set forth in the Lease, in the event of casualty or condemnation of any portion of the Property, (a) the provisions of the Leasehold Mortgage shall control over the Lease with respect to the application of any insurance proceeds and condemnation awards and all such amounts, whether payable to Landlord or Tenant, shall be delivered to Lender for application in accordance with the Loan Documents, and (b) neither Lender (or its designee) nor any Subsequent Owner shall be obligated to repair or restore improvements (whether prior to or following a Foreclosure Event).

N.Landlord acknowledges and agrees that (a) in accordance with the Loan Documents, one or more mezzanine loans may be made to indirect owners of Tenant and secured by a pledge encumbering certain equity interests in indirect parent entities of Tenant, (b) neither the making or securing of any such mezzanine loan, nor the transfer of any such indirect equity interest in connection with such security interests granted thereon shall be deemed a violation of any restrictions on transfers imposed on the Tenant under the Lease, and (c) upon notice to Landlord by any such mezzanine lender of the existence of its mezzanine loan, and provided that such mezzanine lender (collectively with each affiliate of such mezzanine lender that is controlled by or under common control with such mezzanine lender) satisfies the net worth requirements set forth in Section 14(g) of the Lease, such mezzanine lender shall have all the rights and protections of a “Leasehold Mortgagee” under the Lease subject, in each case however, to the rights of Lender as a “Leasehold Mortgagee” under this Amendment.

O.Anything contained in Section 13(b)(iii) of the Lease to the contrary notwithstanding, in addition to causing the lease-up of the Property in connection with the Redevelopment Plan, Tenant is also permitted, without Landlord’s consent, to enter into leases generally with respect to the Property in connection with Tenant’s operation of the Property.

P.Anything contained in Section 14(a) of the Lease to the contrary notwithstanding, the Tenant may obtain financing secured by a Leasehold Mortgage in connection with the Redevelopment (as defined in the Lease), following the completion of the Redevelopment or for any other lawful purpose.

Exhibit 10.2

Q.For purposes of calculating minimum net worth of a Leasehold Mortgagee for purposes of Section 14(g) of the Lease, such Leasehold Mortgagee’s net worth shall be deemed to include the net worth of each affiliate of such Leasehold Mortgagee that is controlled by or under common control with Leasehold Mortgagee, together with such Leasehold Mortgagee’s individual net worth.

R.Landlord hereby appoints Tenant as Landlord’s attorney-in-fact (which appointment is coupled with an interest) empowered to exercise all rights and remedies in the name of Landlord under the (a) Reciprocal Maintenance, Use and Easement Agreement dated as of February 17, 2006, recorded at Book 24259, Page 0455 with the Clerk of Court for Miami-Dad County, Florida (as amended, and as the same may be further amended, modified or supplemented from time to time, the “REA”) (b) the Health Club Use Agreement (as defined in the REA) and (c) any other documents entered into by and among any of the “Parties” to the REA in connection with larger development of which the Property is a part (collectively, the “Property Documents”). Neither Landlord nor Tenant shall amend, modify, terminate, accept a surrender of, or grant a waiver of any provision or right of Landlord under any of the Property Documents without the prior written consent of Lender, Landlord and Tenant.

S.Anything contained in the Lease and this Amendment to the contrary notwithstanding,

(a)in the event Lender shall notify Landlord and Tenant in writing that an Event of Default under (and as defined in) the Loan Agreement has occurred, then during the period that such Event of Default shall exist, Tenant shall not pay and Landlord shall not accept payment of Base Rent, Additional Rent or any other amounts that become payable by Tenant to Landlord under the Lease during such period, which amounts shall continue to accrue as and when due in accordance with the Lease and shall be payable in full at such time as such Event of Default no longer exists; provided, that if such Event of Default is not cured, then Landlord agrees to look solely to the constituent members of Tenant and their respective Affiliates (as constituted prior to the date of such Foreclosure Event) for payment of all such amounts accruing from the commencement of such Event of Default through the date of any Foreclosure Event, and none of Lender, its designee or any Subsequent Owner shall have any liability or responsibility for any such amount;

(b)any amounts payable by Landlord to Tenant under the Lease, including, without limitation, any Added Improvement Value Payment (as defined in the Lease), shall be delivered by Landlord to Lender and applied by Lender to repay the outstanding principal balance of the Loan in accordance with the Loan Agreement; and

(c)within thirty (30) days after a Foreclosure Event, at Lender’s request, and upon payment to Landlord of $10.00, Landlord shall, at Landlord’s sole cost and expense (other than payment of Lender’s attorneys’ fees), convey to Tenant or its designee, by general warranty deed and other customary transfer

Exhibit 10.2

documents for such an interest in real property, Landlord’s fee interest in the Property, subject to the Lease; provided that if the Foreclosure Event resulted in the payment by a successful third party bidder of a sum that exceeds the outstanding “Debt” (as defined in the Loan Agreement), then concurrently with (or prior to) such conveyance of Landlord’s fee interest in the Property and as a condition precedent thereto, such excess proceeds shall be paid to Landlord.

3.Lender, upon serving Tenant with any notice of default under any of the Loan Documents shall also serve a copy of such notice upon Landlord in the same manner as required by the Loan Documents for notices to Tenant at the following address:

MCZ/Centrum Flamingo II, L.L.C. c/o AIR Communities

4582 S. Ulster Street, Suite 1700

Denver, Co. 80237 Attention: Lisa Cohn

Email: lisacohn@aircommunities.com With copies to:

MCZ/Centrum Flamingo II, L.L.C. c/o AIR Communities

4582 S. Ulster Street, Suite 1700

Denver, Co. 80237 Attention: Paul Beldin

Email: paul beldin@aircommunities.com

MCZ/Centrum Flamingo II, L.L.C. c/o AIR Communities

4582 S. Ulster Street, Suite 1700

Denver, Co. 80237

Attention: Ken Diamond, Esq.

Email: ken.diamond @aircommunities.com

In the event that Tenant shall be in default under the Loan, Landlord shall have the right, but not the obligation, to remedy such default, or cause the same to be remedied, provided that (a) such remedy occurs prior to the expiration of all applicable grace or cure periods provided to Tenant under the Loan Documents and (b) Landlord shall not have the right to cure a default under the Loan more than six (6) times in the aggregate over the entire term of the Loan. Lender shall accept such performance by or at the instance of Landlord (including the tender by Landlord of any sums necessary to cure a monetary default) as if the same had been made by Tenant under the Loan Documents.

4.Following the delivery of a notice of an event of default under the Loan by Lender to Tenant and Landlord, Landlord shall have the right, but not the obligation, exercisable at any

Exhibit 10.2

time prior to the date on which a Foreclosure Event is completed (the “Expiration Date”), to purchase the Loan and other obligations (with no representations or warranties from Lender) secured by the Leasehold Mortgage and the Pledge Agreement (the “Landlord Loan Acquisition Option”). In order to exercise the Landlord Loan Acquisition Option, Landlord shall give Lender written notice of its election to exercise such option on or before the Expiration Date. Upon delivery of such exercise notice by Landlord to Lender, Landlord and Lender will execute and deliver customary documents (in form and substance reasonably acceptable to Lender and Landlord) for the transfer and assignment of the Loan and other obligations secured by the Leasehold Mortgage, the Pledge Agreement and the documents and instruments evidencing, securing and governing the same and Landlord shall pay to Lender as the purchase price for the Landlord Loan Acquisition Option the sum of (a) the outstanding principal balance of the Loan, and (b) any accrued interest (including interest accrued at the “Default Rate” (as defined in the Loan Agreement)), fees, costs and all other sums due under the Leasehold Mortgage and the Pledge Agreement or the obligations secured thereby, which shall include any prepayment fees or yield maintenance fees or premiums.

5.	[Intentionally Omitted] .

6.	Landlord hereby represents and warrants to Lender as follows:

A.The Lease is in full force and effect, and all rental and/or other payments due pursuant to the Lease are current.

B.Landlord has no claims, defenses, or offsets of any kind or character with respect to the Lease and all provisions of the Lease are in full force and effect.

C.Landlord has not executed any contract or agreement for the sale of the Property or granted to any person or entity an option to purchase all or any portion of the Property.

D.There is no action, proceeding, or investigation at law or in equity before or by any court, public board, or body, nor does Landlord have actual knowledge of any basis for such action, proceeding, or investigation which calls into question the ability of the Landlord to perform its obligations under the Lease or this Amendment.

E.Lender assumes no liability or obligations under the Lease, or any extension or renewal thereof, unless or until it succeeds to the interest of Tenant thereunder and then subject to and in accordance with the terms of the Lease and this Amendment.

F.Tenant took possession of the Premises on or about 20 21 , and has paid rent through the term, as defined in the Lease.

   January1 ,

G.The term of the Lease commenced on December 15, 2020 and, subject to the terms of this Amendment, if not sooner terminated in accordance with Section 2(b) of the Lease, terminates on December 31, 2045. At the end of the term of the Lease, the Landlord shall become the owner of the improvements located on the Property free and clear of any encumbrances pursuant to the terms of the Lease.

Exhibit 10.2

H.	The Lease is unmodified except as indicated herein.

I.No act event, omission or condition has occurred or exists which, together with notice and/or the passage of time, would constitute a default by any party under the Lease.

7.This Amendment may be executed in any number of separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which, collectively and separately, shall constitute one and the same agreement. All signatures need not be on the same counterpart. Concurrently with the execution of this Amendment, Landlord and Tenant will execute a memorandum of this Amendment and record such memorandum in the official records of the Miami-Dade County Clerk of the Courts. Upon the request of Landlord or Tenant, and provided that the Loan has been paid in full, Landlord and Tenant shall execute such documents as may be necessary to terminate such memorandum of record.

8.In the event of inconsistency between Lease and this Amendment as to the rights, benefits and obligations of Lender, the terms of this Amendment shall govern.

9.Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease.

10.Landlord agrees that this Amendment may be relied upon by Lender, any Subsequent Owner and their respective successors and assigns. This Amendment shall inure to the benefit of Tenant, Landlord, Lender any Subsequent Owner, and their respective successors and assigns (including, without limitation, with respect to Lender, each and every owner and holder of the Loan and each person who may succeed to Tenant’s interest under the Lease) and shall be binding on each such party and its respective successors and assigns; provided, that this Amendment shall automatically terminate and be without further force or effect upon payment in full of all amounts payable to Lender under the Leasehold Mortgage and the other Loan Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

[signature pages follow]

Exhibit 10.2

LANDLORD:

MCZ/CENTRUM FLAMINGO II, L.L.C., a Delaware limited liability company

By: Morton Towers Apartments, L.P., a Delaware limited partnership, its member

By: AIMCO Holdings, L.P., a Delaware limited partnership, its general partner

By: AIMCO Holdings QRS, Inc., a Delaware

corporation, i½tenl partner

By:/;J.J!)_

Paul Beldin, Executive Vice President and Chief Financial Officer

TENANT:

FLAMINGO NORTH LESSEE, LLC, a Delaware limited liability company

By: Flamingo North Lessee Holdco, LLC, a Delaware limited liability company, its sole member

By: Aimco Development Company, LLC, a Delaware limited liability company, its sole member

By: Aimco OP L.P., a Delaware limited pai1nership, its sole member

By: Aimco OP GP, LLC, a Delaware limited liability company, its general partner

By: Apartment Investment and Management Company, a Maryland corporation, its sole member

By://(c:::::==

John icholson,Vice President and Treasurer

Exhibit 10.2

Joining solely for the purpose of binding itself to the terms and conditions of Sections 3 and 4 hereof.

ATHENE ANNUITY & LIFE ASSURANCE COMPANY

By: Apollo Insurance Solutions Group LP, its investment adviser

By:	Apollo Global Real Estate Management, L.P., its sub-adviser

By: Apollo Global Real Estate Management GP, LLC, its General Partner

By: Name: Title:

Joseph D. Glatt

Vice President

Joseph D. Glatt VP esid